UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

LARGE SCALE BIOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31275 (Commission File Number)	77-0154648 (IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 24, 2006, Large Scale Biology Corporation and its subsidiary Large Scale Bioprocessing, Inc. (collectively, the “Corporation”) entered into an asset purchase agreement with Kentucky BioProcessing LLC (“Buyer”) to sell the Corporation’s Owensboro, Kentucky biomanufacturing facility and related plant-made proteins contract manufacturing business conducted at that facility (the “Agreement”), subject to the approval of the United States Bankruptcy Court (the “Court”). The sale is subject to potential overbids and an auction at the hearing on March 27, 2006 in accordance with the sale and auction procedures approved by the Court.

The assets to be sold by the Corporation constitute substantially all of the assets used in its plant made protein contract manufacturing business line, including real property, a greenhouse complex and land useful for the extraction, processing and production of plant made proteins, and fixtures, machinery and equipment located on the property. The parties will also enter into license agreements providing Buyer with access to biomanufacturing and certain other intellectual property rights related to the business.

The purchase price for the assets is approximately $6,400,000, to be paid in cash or cash equivalents or in assumption of existing debt, with a portion to be paid in advance of the closing of the asset sale (the “Closing”). If the Closing occurs, any advances will be credited against the purchase price. If for any reason the Closing does not occur, a portion of the total advances will constitute a loan from Buyer to the Corporation. The Corporation also agreed not to compete with Buyer in the contract manufacturing of plant made proteins for a period of seven years following the Closing. On February 27, 2006, the Court approved bidding procedures which will expose the Agreement and sale to offers from other potential buyers willing to pay a higher price and which will include reasonable break up fees, cost reimbursements and overbid terms.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement dated as of February 24, 2006, which is filed as an exhibit to this report and incorporated by reference herein.

Documents filed with the Court in connection with the Agreement (other than documents filed under seal or otherwise subject to confidentiality protections) may be accessed by going to the webpage established by the Corporation’s bankruptcy counsel, www.ffwplaw.com, and clicking on the “Cases” link, and then clicking on the “Large Scale Biology Corporation” case link. The information set forth on the foregoing website shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

ITEM 8.01—OTHER EVENTS.

Large Scale Biology Corporation, and certain of its subsidiaries, including Large Scale Bioprocessing Inc. and Predictive Diagnostics Inc., are required to file monthly operating reports with the Office of the United States Trustee for the Eastern District of California (the “US Trustee”) pursuant to the US Trustee’s Operating Guidelines and Financial Reporting Requirements for Chapter 11 cases. In connection therewith, attached hereto as Exhibit 99.1, are the monthly operating reports that the Company and the Subsidiaries filed with the Court for the period ended January 31, 2006.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
10.1	Asset Purchase Agreement dated February 24, 2006.
99.1	Large Scale Biology Corporation, Large Scale Bioprocessing Inc. and Predictive Diagnostics Inc. - Chapter 11 Monthly Operating Report to the US Trustee for the period ended January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: March 1, 2006	By:	/s/ Robert L. Erwin
Chairman of the Board